O'CONNOR, BROUDE & ARONSON
                                ATTORNEYS AT LAW
                        THE BAY COLONY CORPORATE CENTER
                          ROUTE 128 AND WINTER STREET
                          WALTHAM, MASSACHUSETTS 02154
                                    -------
                                  617-890-6600

                                                                    May 29, 1996

Board of Directors
ENCON Systems, Inc.
86 South Street
Hopkinton, Massachusetts  01748-2213

Ladies and Gentlemen:

     This firm has represented ENCON Systems, Inc., a Delaware corporation (hereinafter called the "Corporation"), in connection with the filing of the Registration Statement described below.

     In our capacity as counsel to the Corporation, we are familiar with the Certificate of Incorporation, as amended, and the By-Laws of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") covering the registration of 2,826,650 shares of common stock, $.01 par value per share (the "Common Stock").

     Based upon the foregoing, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. The 2,826,650 shares of Common Stock to be registered have been duly authorized, and are legally issued, fully paid and non-assessable.


Board of Directors
ENCON Systems, Inc.
May 29, 1996
Page 2

     This opinion is provided for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement and any amendments therto.


                                             Very truly yours,

                                             O'CONNOR, BROUDE & ARONSON

                                             By:  Paul D. Broude
                                                  ---------------------
                                                  Paul D. Broude

PDB:MJH:anr

C:   Alan L. Freidman, Chief Executive Officer
     Robin E. Read, President